UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 4, 2004

AMSOUTH BANCORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-7476	63-0591257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

AMSOUTH CENTER

1900 FIFTH AVENUE NORTH

BIRMINGHAM, ALABAMA 35203

(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (205) 320-7151

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

In accordance with general instruction B.2 of Form 8-K, the following information is furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934.

Representatives of the Registrant are scheduled to participate in the BancAnalysts Association of Boston Conference on November 4, 2004. Executive management will make a presentation, followed by a question and answer session. Comments and the related slide presentation will be available via a live, listen-only Webcast.

A copy of the visual presentation is being furnished as Exhibit 99.1 to this report, substantially in the form intended to be used.

The presentation includes certain amounts and ratios as reported under generally accepted accounting principles and those amounts and ratios excluding expenses for the recently announced settlement agreements with the United States Attorney for the Southern District of Mississippi and AmSouth’s banking regulators and related professional fees. A reconciliation of these amounts and ratios is attached hereto as Exhibit 99.2. These expenses represent matters that are not indicative of AmSouth’s legal and regulatory affairs arising in the normal course of business. Therefore, the presentation of this information is useful to investors in analyzing AmSouth’s financial conditions and results of operations.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits. The exhibits listed in the exhibit index are furnished pursuant to Regulation FD as part of this current report on Form 8-K and shall not been deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934.

Exhibit Index

Exhibit No.	Exhibit

99.1	Visual Presentation of November 4, 2004

99.2	Reconciliation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSOUTH BANCORPORATION

By:	/s/ Carl L. Gorday

Name:	Carl L. Gorday
Title:	Assistant Secretary

Date: November 4, 2004